UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

iTeos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39401	84-3365066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (339) 217 0161

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITOS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 12, 2024, iTeos Therapeutics, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with RA Capital Healthcare Fund, L.P. (“RA Capital”), pursuant to which RA Capital agreed to exchange 900,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for a pre-funded warrant (the “Exchange Warrant”) to purchase up to 900,000 shares of Common Stock (the “Exchange”).

The Exchange Warrant has an exercise price of $0.001 per underlying share of Common Stock, will be exercisable on or after the date of issuance and will not expire. The number of shares of Common Stock issuable upon exercise of the Exchange Warrant is subject to adjustment upon certain corporate events, including certain stock dividends and splits, combinations, reclassifications, and certain other events.

RA Capital will not be entitled to exercise any portion of the Exchange Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by RA Capital (together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with RA Capital for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) to exceed 9.99% of the total number of then issued and outstanding shares of Common Stock, as such percentage ownership is determined in accordance with the terms of the Exchange Warrant. This threshold is subject to RA Capital’s rights under the Exchange Warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from RA Capital to the Company.

The Exchange Warrant will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. The Exchange is expected to close on May 14, 2024.

A copy of the Form of Exchange Warrant is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events

On May 10, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with RA Capital and Boxer Capital, LLC (“Boxer Capital” and together with RA Capital, the “Investors”), pursuant to which the Company agreed to sell to RA Capital a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to an aggregate of 5,714,285 shares of our Common Stock and to Boxer Capital 1,142,857 shares of Common Stock (the “Shares” and together with the Pre-Funded Warrant, the “Securities”). The aggregate consideration for the Pre-Funded Warrant is $100.0 million, or $17.499 per share of Common Stock underlying the Pre-Funded Warrant, which, together with the exercise price per share of underlying Common Stock, is equal to $17.50 per share of Common Stock, and the aggregate consideration for the Shares is $20.0 million, or $17.50 per share. In aggregate the total proceeds to the Company from the sale of the Securities to the Investors is $120.0 million.

The issuance and sale of the Securities is registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-271793). The issuance and sale of the Securities is expected to close on May 14, 2024.

The terms of the Pre-Funded Warrant are substantially similar to the Exchange Warrant, the description of which is incorporated by reference to Item 3.02 of this Current Report on Form 8-K.

A copy of the opinion of Ropes & Gray LLP relating to the legality of the Securities is attached as Exhibit 5.1 hereto.

Copies of the Form of Pre-Funded Warrant and the Securities Purchase Agreement and are filed herewith as Exhibits 4.2 and 99.1, respectively, and are incorporated herein by reference. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Exchange Warrant.

4.2	Form of Pre-Funded Warrant.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Securities Purchase Agreement dated May 10, 2024, by and among iTeos Therapeutics, Inc. and RA Capital Healthcare Fund, L.P. and Boxer Capital, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTeos Therapeutics, Inc.

Date: May 13, 2024	By:	/s/ Michel Detheux
Michel Detheux, Ph.D.
President and Chief Executive Officer